PORTIONS OF CERTAIN EXHIBITS TO THIS AGREEMENT HAVE BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST
EXHIBIT 10.2
RECEIVABLES SALE AGREEMENT
DATED AS OF JULY 10, 2003
between
AMERISOURCEBERGEN DRUG CORPORATION,
as Originator,
and
AMERISOURCE RECEIVABLES FINANCIAL CORPORATION,
as Buyer

i

Exhibits and Schedules

Exhibit I	—	Definitions
Exhibit II	—	Principal Place of Business; Location(s) of Records; Federal Employer Identification Number; Other Names
Exhibit III	—	Lock-Boxes; Collection Accounts; Collection Banks
Exhibit IV	—	Form of Compliance Certificate
Exhibit V	—	Copy of Credit and Collection Policy
Exhibit VI	—	Form of Subordinated Note
Exhibit VII	—	Form of Purchase Report
Exhibit VIII	—	Pending or Threatened Actions, Suits, Investigations or Proceedings
Schedule A		List of Documents to be Delivered to Buyer Prior to the Purchases

ii

RECEIVABLES SALE AGREEMENT
THIS RECEIVABLES SALE AGREEMENT, dated as of July 10, 2003, is by and between AmerisourceBergen Drug Corporation, a Delaware corporation (“Originator”), and Amerisource Receivables Financial Corporation, a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).
PRELIMINARY STATEMENTS
Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator’s right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.
Originator and Buyer intend the transactions contemplated hereby to be true sales to Buyer by Originator of the Receivables originated by it, providing Buyer with the full benefits of ownership of such Receivables, and neither the Originator nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.
Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of July 10, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Originator, as initial Servicer, the various Purchaser Groups from time to time party thereto (collectively, the “Purchasers”), and Wachovia Bank, National Association, as administrator for each Purchaser Group, or any successor administrator appointed pursuant to the terms of the Purchase Agreement, (in such capacity, the “Administrator”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
AMOUNTS AND TERMS OF THE PURCHASE
Section 1.1 Initial Contribution of Receivables. On the date hereof, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, and Buyer does hereby accept from Originator, Receivables originated by Originator and existing as of the close of business on the Business Day immediately prior to the date hereof (the “Initial Cutoff Date”) having an aggregate Outstanding Balance of $2,019,745,773 (the “Initial Contributed Receivables”), together with all Related Security relating thereto and all Collections thereof.
Section 1.2 Purchase of Receivables. (a) Effective on the date hereof, in consideration for the Purchase Price paid to Originator and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator’s right, title and interest in and to all Receivables originated by Originator and existing as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) and all Receivables thereafter originated by Originator through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator’s right, title and interest in and to all Receivables existing as of the Initial Cutoff Date (other than the Initial Contributed Receivables) and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from Originator in accordance with Section 1.3.

(b) On the 20th day of each month hereafter (or if any such day is not a Business Day, on the next succeeding Business Day thereafter, Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a “Purchase Report”) with respect to the Receivables sold by Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.
(c) It is the intention of the parties hereto that each Purchase of Receivables from Originator made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables originated by Originator. Except for the Purchase Price Credits owed to Buyer pursuant to Section 1.4, the sale of Receivables hereunder by Originator is made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(B)(x), mark its “Aged Trial Balance” with a legend in substantially the form set forth on Exhibit XVI to the Purchase Agreement, evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrator (as Buyer’s assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables originated by Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrator (as Buyer’s assignee) may reasonably request.
Section 1.3 Payment for the Purchases. (a) The Purchase Price for the Purchase from Originator of its Receivables in existence as of the close of business on the Initial Cutoff Date (other than the Initial Contributed Receivables) shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:
(i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and
(ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).
(b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay Originator the Purchase Price therefor in accordance with Section 1.3(d) and in the following manner:
first, by delivery to Originator or its designee of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in all of the Receivables to the Administrator for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;
second, by delivery to Originator or its designee of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and
third, solely in the case of Receivables originated by Originator, unless the Termination Date has occurred in accordance with this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.
Subject to the limitations set forth in Section 1.3(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans owing to Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.
(c) From and after the Termination Date, (i) Originator shall not be obligated to (but may, at its option) sell Receivables to Buyer, or (ii) Originator shall not be obligated to (but may, at its option) contribute Receivables to Buyer’s capital pursuant to clause third of Section 1.3(b).
(d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated by Originator during the same Calculation Period and based on the information contained in the Purchase Report delivered by Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.
Section 1.4 Purchase Price Credit Adjustments. If on any day:
(a) the Outstanding Balance of any Receivable is reduced or cancelled as a result of any credit issued for returned or repossessed goods, any shortages, any pricing adjustment, any volume rebate or any other allowance, adjustment or deduction by Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

(b) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
(c) the Outstanding Balance of any Receivable is reduced on account of the obligation of Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or
(d) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Report (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or
(e) any of the representations or warranties of Originator with respect to any Receivable set forth in Article II were not true when made, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to Originator hereunder equal to the Outstanding Balance of such Receivable (calculated before giving effect to the applicable reduction or cancellation). If such Purchase Price Credit exceeds the Original Balance of the Receivables originated by Originator on any day, Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.
Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
Section 1.6 License of Software. (a) To the extent that any software used by Originator to account for the Receivables originated by it is non-transferable, Originator hereby grants to each of Buyer, the Administrator and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Aggregate Unpaids (as defined in the Purchase Agreement), and (ii) the date each of this Agreement and the Purchase Agreement terminates in accordance with its terms.
(b) Originator (i) shall take such action requested by Buyer and/or the Administrator (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrator and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 1.7 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables by Originator hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator’s right, title and interest in, to and under all Receivables of Originator which are now existing or hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from Originator together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase from Originator hereunder and on each date that any Receivable is originated by Originator or on or after the date of such Purchase, that:
(a) Organization and Qualification. Originator is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Originator is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations or any Receivables.
(b) Authority. Originator has the legal power and authority to execute and deliver this Agreement and each other Transaction Document, to make the sales provided for herein and to perform its obligations under this Agreement and the other Transaction Documents.
(c) Execution and Binding Effect. Each of this Agreement and the other Transaction Documents to which Originator is a party has been duly executed and delivered by Originator and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes the legal, valid and binding obligation of Originator, enforceable against Originator in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors’ rights generally or by general principles of equity and will vest absolutely and unconditionally in the Buyer, a valid undivided ownership interest in the Receivables, the Related Security, the Collections and the related Proceeds (the “Purchased Assets”) purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Buyer’s ownership interests in the Purchased Assets, the Buyer’s ownership interests in the Purchased Assets will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from Originator and all other Persons whatsoever (other than the Buyer and its successors and assigns).

(d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of Originator, advisable in connection with the execution and delivery by Originator of this Agreement and each of the other Transaction Documents to which Originator is a party, the consummation by Originator of the transactions herein or therein contemplated or the performance by Originator of or the compliance by Originator with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Buyer will have a valid undivided ownership interest in and to the Receivables, the Related Security, the Collections and the related Proceeds which is perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the UCC in the jurisdiction of Originator’s Location.
(e) Location of Chief Executive Office, etc. As of the date hereof: (i) Originator’s Chief Executive Office is located at the address for notices set forth on the signature page hereof; (ii) Originator has only the Subsidiaries and divisions listed on Exhibit II hereto; (iii) the offices where Originator keeps all of its Records with respect to any Receivables are listed on Exhibit II hereto; and (iv) Originator has, within the last 5 years, operated only under the trade names identified in Exhibit II hereto, and, within the last 5 years, has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit II hereto.
(f) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable, its Related Security, Collections and related Proceeds originated by Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in such Receivables, the Related Security, Collections and Proceeds. Originator’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.
(g) Absence of Conflicts. Neither the execution and delivery by Originator of this Agreement and each of the Transaction Documents to which it is a party, nor the consummation by Originator of the transactions herein or therein contemplated, nor the performance by Originator of or the compliance by Originator with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of Originator or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which Originator is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of Originator or result in rendering any debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of Originator. Originator has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.
(h) Accurate and Complete Disclosure. No information furnished in writing by a Responsible Officer of Originator pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date of which such information was furnished (including by omission of material information necessary to make such information not misleading).

(i) No Proceedings. Except as set forth in Exhibit VIII, there are no actions, suits, investigations or proceedings pending, or to the knowledge of Originator, threatened, against or affecting Originator or its properties in or before any Official Body which (i) seeks any determination or ruling that might materially adversely affect (A) the performance by Originator of its obligations under this Agreement or the Transaction Documents or (B) the validity or enforceability of this Agreement, the Transaction Documents, the Contracts or any material amount of the Receivables, (ii) asserts the invalidity of this Agreement or any of the other Transaction Documents, or (iii) seeks to prevent the consummation of the transactions contemplated hereby or thereby.
(j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.
(k) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of Originator, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on, the conduct by Originator of a significant portion of Originator’s business operations or any portion of its business operations affecting the Receivables, the Related Security, the Collections and the related Proceeds, and no litigation, investigation or proceeding exists asserting the invalidity of the Transaction Documents, seeking to prevent the consummation of any transactions contemplated by the Transaction Documents, or seeking any determination or ruling that might materially and adversely affect (A) the performance by Originator of its obligations under the Transaction Documents or (B) the validity or enforceability of the Transaction Documents, the Contracts or a material amount of the Receivables. Originator has paid on a timely basis all of its obligations arising out of judgments, proceedings or investigations except those which it is appealing in good faith.
(l) Margin Regulations. The use of all funds acquired by Originator under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may be amended, supplemented or otherwise modified from time to time.
(m) Taxes. Originator has timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns and paid or contested any assessment received by Originator related to such returns.
(n) Books and Records. Originator has indicated on its books and records (including any computer files) that the Receivables, the Related Security, the Collections and the related Proceeds are the property of the Buyer. Originator maintains at, or shall cause the Servicer to maintain at, one or more of their respective offices listed on Exhibit II hereto the complete records for the Receivables.
(o) Creditor Approval. Originator has obtained from its creditors (i) all approvals necessary to sell and assign the Receivables, the Related Security, the Collections and the related Proceeds and (ii) releases of any security interests in the Receivables, the Related Security, the Collections and the related Proceeds.
(p) Financial Condition. Originator is not insolvent or the subject of any Event of Bankruptcy and the sale of the Receivables on such day will not be made in contemplation of the occurrence thereof.
(q) Financial Information. If and when produced in accordance with the terms of this Agreement, the consolidated balance sheet of Originator as of the most recent Fiscal Year end and the related statements of income of Originator for the Fiscal Year then ended, fairly present the consolidated financial position of Originator as of such date and the consolidated results of the operations, all in accordance with GAAP.

(r) Investment Company. Originator is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.
(s) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the business, financial condition, operations or properties of the Originator and ERISA Affiliates taken as a whole. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Pension Plans.
(t) Separate Corporate Existence. Originator is entering into the transactions contemplated by this Agreement in reliance on the Buyer’s identity as a separate legal entity from Originator and each of its Affiliates, and acknowledges that the Buyer and the other parties to the Transaction Documents are similarly entering into the transactions contemplated by the other Transaction Documents in reliance on the Buyer’s identity as a separate legal entity from Originator and each such other Affiliate. Originator has at all times complied with Section 4.1(r).
(u) No Fraudulent Conveyance. The transactions contemplated by this Agreement and by each of the Facility Documents are being consummated by Originator in furtherance of Originator’s ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. By its receipt of the Purchase Price hereunder and its ownership of the capital stock of the Buyer, Originator shall have received reasonably equivalent value for the Purchased Assets sold or otherwise conveyed to the Buyer under this Agreement. No transfer hereunder by Originator of any Receivable originated by Originator is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(v) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.
(w) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a material adverse effect on its financial condition or results of operations or any Receivables.
Section 2.2 Representations and Warranties of Originator Concerning the Receivables. By selling Receivables to the Buyer on each Purchase Date, Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase from Originator hereunder and on each date that any Receivable is originated by Originator or on or after the date of such Purchase, that:
(a) Assignment. This Agreement vests in the Buyer all the right, title and interest of Originator in and to the Receivables, the Related Security, the Collections and Proceeds, and constitutes a valid sale of the Receivables, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from Originator.

(b) No Liens. Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by Originator free and clear of any Lien. When the Buyer makes a purchase of a Receivable it shall have acquired and shall continue to have maintained an ownership interest in such Receivable and in the Related Security, the Collections and Proceeds with respect thereto free and clear of any Lien (other than the Lien arising in connection with this Agreement). Originator has not and will not prior to the time of the sale of any such interest to the Buyer have sold, pledged, assigned, transferred or subjected to a Lien any of the Receivables, the Related Security, the Collections, and Proceeds other than in accordance with the terms of this Agreement.
(c) Filings. On or prior to each Purchase Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Receivables, the Related Security, the Collections, and Proceeds against all creditors of and purchasers from Originator and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.
(d) Credit and Collection Policy. Originator’s Credit and Collection Policy has been complied with in all material respects in regard to each Receivable and related Contract. Neither Originator nor any other Person has extended or modified the terms of any Receivable or the related Contract except in accordance with Originator’s Credit and Collection Policy.
(e) Nature of Receivables. Each Receivable is, or will be, an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time.
(f) Bona Fide Receivables. Each Receivable is an obligation of an Obligor arising out of a past, current or future sale or performance by Originator, in accordance with the terms of the Contract giving rise to such Receivable. Originator has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution. Each Receivable classified as an “Eligible Receivable” by Originator in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable at the time such document or report was delivered.
(g) Collections. The conditions and requirements set forth in Section 4.1(x) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(h) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.
ARTICLE 3
CONDITIONS OF PURCHASE
Section 3.1 Conditions Precedent to Purchase. The Purchases under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with the Initial Contributed Receivables, (b) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (c) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred under the Purchase Agreement; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):
(i) the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and
(ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer’s obligation to pay for such Receivable were in fact satisfied. The failure of Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.
ARTICLE 4
COVENANTS
Section 4.1 Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:
(a) Notice of Material Adverse Change. Promptly upon becoming aware thereof, Originator shall give the Buyer notice of any material adverse change in the business, operations or financial condition of Originator which reasonably could affect adversely the collectibility of the Receivables.
(b) Preservation of Corporate Existence. Originator shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Buyer hereunder or (ii) the ability of Originator to perform its obligations under the Transaction Documents.
(c) Compliance with Laws. Originator shall comply in all material respects with all Laws applicable to Originator, its business and properties, and all Receivables.
(d) Enforceability of Obligations. Originator shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor.

(e) Books and Records. Originator shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable). Originator will (A) on or prior to the date hereof, mark its “Aged Trial Balance” with a legend in substantially the form set forth on Exhibit XVI to the Purchase Agreement and (B) upon the request of the Administrator or any Purchaser Agent following the occurrence of a Termination Event: (x) mark each Contract with a legend describing the Administrator’s security interest and (y) deliver to the Administrator all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.
(f) Obligor List. Originator shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address and account number of each such Obligor.
(g) Litigation. As soon as possible, and in any event within ten Business Days of Originator’s knowledge thereof, Originator shall give the Buyer notice of (i) any litigation, investigation or proceeding against Originator which may exist at any time which could have a material adverse effect on the financial condition or results of operations of Originator, materially impair the ability of Originator to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables and (ii) any material adverse development in any such previously disclosed litigation.
(h) Notice of Relocation. Originator shall give the Buyer and the Administrator 45 days’ prior written notice of any relocation of its Chief Executive Office or any office where records are kept; provided that such 45 day notice need not be given by Originator in connection with the relocation of Originator’s Chief Executive Office to 1300 Morris Drive, Chesterbrook, PA 19087. Originator will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later version) is in effect as of the date hereof or the date of any such relocation and in the event it moves its Chief Executive Office to a location which may charge taxes, fees, costs, expenses or other charges to perfect the interests of the Buyer in the Receivables, it shall pay all taxes, fees, costs, expenses and other charges associated with perfecting the interests of the Buyer in the Receivables and any other costs and expenses incurred in order to maintain the enforceability of this Agreement and the interest of the Buyer in the Receivables.
(i) Further Information. Originator shall furnish or cause to be furnished to the Buyer such other information as promptly as practicable, and in such form and detail, as the Buyer may reasonably request.
(j) Fees, Taxes and Expenses. Originator shall pay all filing fees, stamp taxes, other taxes (other than taxes imposed directly on the overall net income of the Buyer) and expenses, including the fees and expenses set forth in Section 6.2 hereof, if any, which are incurred or assessed on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.
(k) Subordinated Note. Originator shall not transfer its Subordinated Note to any Person.
(l) Fulfillment of Obligations. Originator shall duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with this Agreement and the Receivables, shall duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, shall do nothing to materially impair the rights, title and interest of the Buyer in and to the Receivables, and shall pay when due (or contest in good faith) any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

(m) Copies of Reports, Filings, Etc. Originator shall furnish to the Buyer, upon written request, as soon as practicable after the issuance, sending or filing thereof, copies of all proxy statements, financial statements, reports and other communications which Originator sends to its security holders generally, and, if Originator is required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, copies of all regular, periodic and special reports which Originator files with the Securities and Exchange Commission or with any securities exchange on Forms 10-K, 10-Q, 8-K or any successor forms thereto. Originator agrees that the Buyer may furnish any such reports to the Administrator and the Buyer agrees that it shall, promptly upon receipt of such reports, deliver such reports to the Administrator.
(n) Compliance with Credit and Collection Policy. The Credit and Collection Policy shall be complied with in all material respects with respect to each Receivable and related Contract.
(o) Insurance. Originator shall keep insured all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.
(p) Audits. At any reasonable time, and from time to time at the Buyer’s reasonable request upon notice Originator shall permit the Buyer, or its agents or representatives, (i) to examine and make copies of and extracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Originator relating to the Receivables, including, without limitation, the related Contracts and Related Security, and (ii) to visit the offices and properties of Originator for the purpose of examining the materials described in clause (i) above, and to discuss matters relating to the Receivables, and Originator’s performance under this Agreement with any of the officers, employees, or independent accountants of Originator having knowledge of such matters. Following the occurrence of a Amortization Event (as defined in the Purchase Agreement), Originator shall reimburse the Buyer for all reasonable fees, costs and out-of-pocket expenses incurred by or on behalf of the Buyer promptly upon receipt of a written notice therefor.
(q) ERISA Events.
Promptly upon becoming aware of the occurrence or likely occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Originator and its ERISA Affiliates in an aggregate amount exceeding $25,000,000. Originator shall give the Buyer a written notice specifying the nature thereof, what action Originator or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
(r) Separate Identity. Originator acknowledges that the Administrator, the Purchaser Agents and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from Originator and any Affiliates thereof. Originator shall take all actions required to maintain the Buyer’s status as a separate legal entity, including, without limitation,
(i) not anticipating any need for its having to extend advances to Buyer except for those described in the Transaction Documents, if any;
(ii) not conducting its business in the name of Buyer;
(iii) having a telephone number, stationery and business forms separate from those of Buyer;
(iv) not providing for its expenses and liabilities from the funds of Buyer;

(v) notwithstanding certain limited liabilities of Buyer to Administrator, which are indemnified by an affiliate of Originator, not being liable for the payment of any liability of Buyer;
(vi) holding out either the assets or the creditworthiness of itself as being available for the payment of any liability of Buyer;
(vii) maintaining an arm’s-length relationship with Buyer; and
(viii) not transferring assets from itself to Buyer without fair consideration or with the intent to hinder, delay or defraud the creditors of either itself or Buyer.
(s) Software. Originator shall use its reasonable efforts to enable each of the Buyer, any agent of the Buyer and the Servicer (whether by license, sublicense, assignment or otherwise) to use all of the computer software used to account for the Receivables to the extent necessary to administer the Receivables.
(t) [Intentionally Omitted.]
(u) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and cause AmerisourceBergen to make its balance sheet and statement of income and cash flows publicly available as described in Section 5.3(k) of the Purchase Agreement and furnish, or cause to be furnished, to Buyer (or its assigns):
(i) Accounting Certificate. The certificate described in Section 5.3(k) of the Purchase Agreement.
(ii) [Intentionally Omitted.]
(iii) Compliance Certificate. On the date of public filing (or the next succeeding Business Day) of the financial statements described above, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of Originator and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(iv) S.E.C. Filings. Promptly upon the written request of the Administrator or any Purchaser Agent, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator files with the Securities and Exchange Commission.
(v) Copies of Notices. Promptly upon its receipt of any notice under or in connection with any Transaction Document from any Person other than Buyer, the Administrator, any Purchaser Agent or any Purchaser, copies of the same.
(vi) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables originated by Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(v) Notices. Originator will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of an Authorized Officer of Originator.
(ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $25,000,000 after deducting (a) the amount with respect to which Originator or Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on its financial condition or results of operations or any Receivables.
(iii) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement for an aggregate principal amount exceeding $25,000,000 pursuant to which Originator is a debtor or an obligor.
(w) Ownership. Originator will establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables originated by Originator and the Collections and (B) all of Originator’s right, title and interest in the Related Security, Collections and Proceeds associated with the Receivables originated by Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security, Collections and Proceeds and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).
(x) Collections. Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.
Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:
(a) Statement for and Treatment of Sales. Originator shall not prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated herein in any manner other than as a sale of the Receivables to the Buyer.

(b) No Rescissions or Modifications. Originator shall not rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof, or grant any Dilution to an Obligor except in accordance with the Credit and Collection Policy, unless such Receivable has been deemed collected pursuant to the Purchase Agreement or repurchased by Originator.
(c) No Change in Name, Identity or Corporate Structure. Originator shall not change its name, identity or corporate structure (within the meaning of Section 9-507(c) of the UCC of any applicable jurisdiction) in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507(c) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have (i) given the Buyer at least 45 days’ prior written notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer in connection with such change.
(d) No Liens. Originator shall not cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable, or any Collection Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Receivables to the Buyer and the Liens created in connection with the transactions contemplated by this Agreement.
(e) Liens on Inventory. Originator shall not cause or permit any Lien to be placed upon inventory or goods the sale of which may give rise to a Receivable unless (x) (i) any related security agreement, financing statements and any other related documents specifically exclude from such Lien the proceeds of the sale of such inventory or goods and (ii) the Buyer or any assignee or transferee thereof has reviewed such security agreement, financing statements and related documents or (y) the entity for whose benefit such Lien is granted or arises releases or has released the Lien at or prior to the time an invoice is sent for payment upon the sale of such inventory or goods.
(f) Consolidations, Mergers and Sales of Assets. Originator shall not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that Originator may merge or consolidate with another Person if Originator is the corporation surviving such merger.
(g) Change in Payment Instructions to Obligors. Originator shall not make any change in its instructions to Obligors regarding payments to be made with respect to the Receivables (other than changes with respect to the mailing addresses for remittances) unless the Buyer and the Administrator shall have received, at least ten (10) days before the proposed effective date therefor, written notice of such change and the Administrator shall have consented thereto; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account. Originator will not add or terminate any bank as a Collection Bank, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box.
(h) ERISA Matters. Originator shall not permit any event or condition which is described in Section 5.1(h) to occur or exist with respect to any Pension Plan.
(i) Modifications to Credit and Collection Policy. Originator will not make any material change to the Credit and Collection Policy without prior written consent of the Administrator and each Purchaser Agent (and the Originator shall provide notice of any such change (unless de minimis) at least five (5) Business Days prior to the effective date of such change).

(j) No Adverse Selection. To the extent that Originator has retained Receivables that would be Eligible Receivables but which have not been transferred to Buyer hereunder, Originator will not select those Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.
ARTICLE 5
TERMINATION EVENTS
Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:
(a) Originator shall fail to make any payment or deposit required hereunder when due and such failure goes unremedied for two (2) Business Days after the date when such amount became due.
(b) Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (a) of this Section 5.1) or any other Transaction Document to which it is a party and such failure shall continue for ten (10) consecutive Business Days after either (i) any Responsible Officer of Originator becomes aware thereof or (ii) notice thereof to Originator by the Administrator, any Purchaser Agent or any Purchaser.
(c) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and which continues to be false or misleading in any material respect for a period of ten (10) Business Days after either (i) any Responsible Officer of Originator becomes aware thereof or (ii) notice thereof to Originator by the Administrator, any Purchaser Agent or any Purchaser; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and provided further, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit shall not constitute a Termination Event hereunder.
(d) Failure of Originator to pay any Indebtedness when due in excess of $25,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed (and such default shall continue for the applicable grace period, if any, under the applicable agreement), the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.
(e) (i) An Event of Bankruptcy shall occur with respect to Originator.
(f) AmerisourceBergen shall cease to own and control, directly or indirectly, at least 100% of Originator.
(g) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.
(h) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Buyer, Originator or any ERISA Affiliates under the Internal Revenue Code or Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000.

(i) An Amortization Event shall have occurred.
(j) Originator becomes unable for any reason to convey or reconvey Receivables in accordance with the provisions of this Agreement.
(k) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables, or any assets of Buyer, Originator or any Affiliate and the lien shall not have been released within seven (7) days.
Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(e), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE 6
INDEMNIFICATION
Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by Originator, excluding, however:
(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(b) Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by Originator that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Receivable Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables originated by Originator, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject in each case to clauses (a), (b) and (c) above, Originator shall indemnify Buyer for Indemnified Amounts relating to or resulting from:
(i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;
(ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi) the commingling of Collections of Receivables at any time with other funds;
(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, Originator’s use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables originated by Originator or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix) any Termination Event described in Section 5.1(b);
(x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by Originator and the associated Collections, and all of Originator’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claim;
(xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by Originator, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase from Originator hereunder or at any subsequent time;

(xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;
(xiii) any attempt by any Person to void the Purchase from Originator hereunder under statutory provisions or common law or equitable action; and
(xiv) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report prepared by Originator to be an Eligible Receivable at the time acquired by Buyer.
Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.
ARTICLE 7
MISCELLANEOUS
Section 7.1 Waivers and Amendments.
(a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Administrator, the Required Purchaser Agents and the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will required satisfaction of the Rating Agency Condition.
Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if sent via U.S. certified or registered mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.
Section 7.3 Protection of Ownership Interests of Buyer.
(a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of a Termination Event, Buyer (or its assigns) may, at Originator’s sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b) If Originator fails to perform any of its obligations under Section 13.3(a) of the Purchase Agreement and notice of such failure is given to Originator, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables originated by Originator and the associated Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in such Receivables. Buyer shall provide Originator with copies of any such filings. This appointment is coupled with an interest and is irrevocable. If Originator fails to perform any of its obligations hereunder: (A) Originator hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (B) Originator acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrator (as Buyer’s assignee), consenting to the form and substance of such filing or recording document, and (C) Originator approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrator (as Buyer’s assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Administrator (as Buyer’s assign).
Section 7.4 Confidentiality.
(a) Originator and Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Administrator and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator’s external accountants, attorneys and other advisors and as required by any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law).
(b) Originator hereby consents to the disclosure of any nonpublic information with respect to it in connection with the transactions contemplated herein (i) to Buyer, the Administrator, the Liquidity Banks, the Purchasers or the Purchaser Agents by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), and (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information. In addition, the Purchasers, the Purchaser Agents and the Administrator may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

Section 7.5 Bankruptcy Petition.
(a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Conduit Purchasers, it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
(b) Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Originator, Buyer, any Purchaser, the Administrator, any Purchaser Agent or any Liquidity Bank, no claim may be made by any such Person (or its Affiliates, directors, officers, employees, attorneys or agents) against any such other Person (or its Affiliates, directors, officers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto, on behalf of itself and its Affiliates, directors, officers, employees, attorneys, agents, successors and assigns, hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
Section 7.8 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.10 Integration; Binding Effect; Survival of Terms.
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b) This Agreement shall be binding upon and inure to the benefit of the Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Administrator, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Administrator may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the Administrator, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Administrator in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

AMERISOURCEBERGEN DRUG CORPORATION
By:	/s/ J.F. Quinn
	Name:	J.F. Quinn
	Title:	Vice President & Corporate Treasurer

	Address:	AmerisourceBergen Drug Corporation 1300 Morris Drive Chesterbrook, PA 19087 Attention: Jack Quinn Telephone: (610) 727-7116 Facsimile: (610) 727-3639

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:	/s/ J.F. Quinn
	Name:	J.F. Quinn
	Title:	Vice President & Corporate Treasurer

	Address:	Amerisource Receivables Financial Corporation P. O. Box 1735 Southeastern, PA 19399 Attention: Jack Quinn Telephone: (610) 727-7453 Facsimile: (610) 727-3639
Receivables Sale Agreement

S-1

Exhibit I
Definitions
This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement (hereinafter defined).
“Administrator” has the meaning set forth in the Preliminary Statements to the Agreement.
“Agreement” means the Receivables Sale Agreement, dated as of July 10, 2003, between Originator and Buyer, as the same may be amended, restated or otherwise modified.
“AmerisourceBergen” shall mean AmerisourceBergen Corporation, a Delaware corporation.
“Buyer” has the meaning set forth in the preamble to the Agreement.
“Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.
“Credit and Collection Policy” means the Originator’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.
“Default Fee” means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.
“Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables originated by Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change. As of the date hereof, the Discount Factor is 0.2%.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Originator within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means a Reportable Event with respect to a Pension Plan; (b) a complete or partial withdrawal from a Multiemployer Plan that would result in liability to the Originator or any ERISA Affiliate, or the receipt or delivery by Originator or any ERISA Affiliate of any notice with respect to any Multiemployer Plan concerning the imposition of liability as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA; (c) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (d) the filing pursuant to Code Section 412 or ERISA Section 302 of an application for a waiver of the minimum funding standard, or the grant of same, with respect to a Pension Plan; (e) the PBGC or a plan administrator shall, or shall indicate its intention in writing to the Buyer, Originator or any ERISA Affiliate to, terminate any Pension Plan or appoint a trustee to administer any Pension Plan; (f) the Originator or any ERISA Affiliate incurs liability under Title IV of ERISA with respect to the termination of any Pension Plan; or (g) the existence of an accumulated funding deficiency with respect to any Pension Plan (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code), whether or not waived.
“Indemnified Party” has the meaning set forth in Section 6.1.
“Initial Contributed Receivables” has the meaning set forth in Section 1.1.
“Initial Cutoff Date” has the meaning set forth in Section 1.1.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.
“Lien”, in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.
“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001 (a) (3) of ERISA, to which Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.
“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Invested Amount outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Organizational Documents” means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.
“Originator” has the meaning set forth in the preamble to the Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, subject to Title IV of ERISA which Originator or any ERISA Affiliate of Originator sponsors or maintains, or to which Originator or any of its ERISA Affiliates makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Originator or any of its ERISA Affiliates sponsors or maintains or to which Originator or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.
“Purchase” means the purchase by Buyer from Originator pursuant to Section 1.2(a) of the Agreement of the Receivables originated by Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.
“Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.
“Purchase Price” means, with respect to the Purchase from Originator, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables originated by Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.
“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.
“Purchase Report” has the meaning set forth in Section 1.2(b) of the Agreement.
“Purchased Assets” has the meaning set forth in Section 2.1(c) of the Agreement.
“Purchaser” has the meaning set forth in the Preliminary Statements to the Agreement.
“Receivable” means all indebtedness and other obligations owed to Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or to Buyer (after giving effect to the transfers under the Agreement) (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Related Security” means, with respect to any Receivable:
(i) all of Originator’s interest in the Related Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of Originator’s right, title and interest in each Lock-Box and each Collection Account, and
(vii) all proceeds of any of the foregoing.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Purchase Limit under the Purchase Agreement, and (b) the product of (i) 2.0 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer under the Purchase Agreement.
“Settlement Date” means the second Business Day after each Settlement Reporting Date.
“Subordinated Loan” has the meaning set forth in Section 1.3(a) of the Agreement.
“Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(b), (iii) the Business Day specified in a written notice from Buyer to the Originator following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer’s receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.
“Transaction Documents” means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith by Originator or Buyer.
“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit II
Places of Business; Locations of Records;
Federal Employer Identification Number(s); Other Names

Exhibit II to Receivables Sale Agreement

Locations of Records, Federal Employer Identification Numbers, Other Names

Name of Originator:

AmerisourceBergen Drug Corporation

Subsidiaries and Divisions:

Subsidiaries of Originator:
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
AmeriSource Sales Corporation
AmeriSource Receivables Financial Corporation
Anderson Packaging, Inc.
ASD Specialty Healthcare, Inc.
Blue Hill, Inc.
Bridge Medical, Inc.
Committed Provider Services, LLC
General Drug Company
Health Services Capital Corporation
Home Medical Equipment Health Company
Inteplex, Inc.
Interfill, LLC
J.M. Blanco, Inc.
M.D.P. Properties, Inc.
Pharmacy Healthcare Solutions, Ltd.
Southwestern Drug Corporation
Telepharmacy Solutions, Inc.
Value Apothecaries, Inc.

Divisions of Originator:

The Diabetes Shoppe
Family Pharmacy
Good Neighbor Pharmacy
MedAssess
Rita Ann
Pharmabuy

Location of Books and Records:

Name of Location	Address/Location of Records
Chesterbrook	1300 Morris Drive, Suite 100, Chesterbrook, PA 19087
Orange	4000 Metropolitan Drive, Orange, CA 92868

Atlanta	1085 Satellite Blvd., Suwanee, GA 30024
Birmingham	172 Cahaba Valley Pkwy., Pelham, AL 35124
Boston	101 Norfolk Street, Mansfield, MA 02048
Chicago	980 Lombard Road, Lombard, IL 60148
Columbus	1200 E. 5th Avenue, Columbus, OH 43219
Corona	1851 California Avenue, Corona, CA 92881
Dallas	1229 Avenue R, Grand Prairie, TX 75050
Dallas	1841 Monetary Lane, Carrollton, TX 75006
Denver	501 W. 44th Avenue, Denver, CO 80216
Honolulu	238 Sand Island Access Rd. #M1, Honolulu, HI 96819
Houston	12727 W. Airport Blvd., Sugar Land, TX 77478
Johnson City	410 Princeton Road, Johnson City, TN 37601
Kansas City	1501 Southern Road, Kansas City, MO 64120
Louisville (Pharmabuy)	7841 National Turnpike, Louisville, KY 40214
Louisville	244 E. Woodlawn Ave., Louisville, KY 40214
Meridian	6300 St. Louis Street, Meridian, MS 39301
Minneapolis	6810 Shady Oak Rd., Eden Prairie, MN 55344
Mishawaka	1655 E. 12th Street, Mishawaka, IN 46544
Mobile	85 Sidney Phillips Drive, Mobile, AL 36607
Montgomery	2061 W. Fairview Ave., Montgomery, AL 36108
Nashville	12980 Old Hickory Rd., Antioch, TN 37013
Orlando	2100 Directors Row, Orlando, FL 32809-6234
Orlando	2702 Directors Row, Orlando, FL 32809
Paducah	322 North 3rd Street, Paducah, KY 42001
Phoenix	1825 S. 43rd Avenue, Phoenix, AZ 85009
Pinebrook	Rte. 80 @ Hook Mountain Rd., Pine Brook, NJ 07058
Raleigh	8605 Ebenezer Church Rd., Raleigh, NC 27613
Richmond	9900 J.E.B. Stuart Pkwy., Glen Allen, VA 23060
Rita Ann	8410 B Kelso Drive, Baltimore, MD 21221
Sacramento Admin Office	2520 Venture Oaks Way, Suite 140, Sacramento, CA 95833
Salt Lake City	1765 Fremont Drive, Salt Lake City, UT 84104
San Antonio	1949 Hormel Drive, San Antonio, TX 78219
San Jose	450 Charcot Avenue, San Jose, CA 95131
Seattle	19220 64th Avenue South, Kent, WA 98032
St. Joseph	3907 S. 48th Terrace, St. Joseph, MO 64503
St. Louis	8190 Lackland Road, St. Louis, MO 63114-4524
Tulsa	9401 E. 54th Street, Tulsa, OK 74145
Thorofare	100 Friars Lane, Thorofare, NJ 08086
Toledo	3145 Nebraska Avenue, Toledo, OH 43607
Valencia	24903 Avenue Kearny, Valencia, CA 91355
Williamston	One Industrial Park, Williamston, MI 48895

Legal, Trade and Assumed Names:

AmerisourceBergen
AmerisourceBergen Drug Corporation
AmeriSource Corporation
Bergen Brunswig Drug Company
C.D. Smith Healthcare, Inc.
Durr-Fillauer Medical, Inc.
HealthCare Purchasing Agency
Impact Distribution Company
Intelligent Drug Information
James Brudnick Company, Inc.
MedNet, MPC Corp.
Pharmabuy
Rita Ann

Mergers:

Effective on or about May 24, 2001, AmeriSource Medical Supply, Inc., a Tennessee corporation, merged into AmeriSource Corporation.

Effective on or about August 30, 2001, MedNet, MPC Corp. merged into Bergen Brunswig Drug Company.

Effective as of October 1, 2002, Durr-Fillauer Medical, Inc., a Delaware corporation, merged into Bergen Brunswig Drug Company, a California corporation; Bergen Brunswig Drug Company merged into AmeriSource Corporation (and was renamed AmerisourceBergen Drug Corporation), and C.D. Smith Healthcare, Inc., a Missouri corporation; merged into AmerisourceBergen Drug Corporation.

Corporate Information Regarding the Originator

Federal Tax Identification Number: 23-2353106
Delaware Corporate Organization Number: 2564484

II-1

Exhibit III
Lock-boxes; Collection Accounts; Collection Banks
(attached)

III-1

AMERISOURCEBERGEN CORPORATION
EXHIBIT A

Company	Division	Bank	Account #	Account Name	Type	Lockbox(es)	Status
Amerisource Receivables Financial Corporation

ARFC	Rita Ann- Baltimore, MD	Allfirst Bank		Amerisource Receivables Financial Corporation — Rita Ann	Depository	1596	Open
ARFC	Corp- Chesterbrook, PA	Bank of America		Amerisource Receivables Financial Corporation	Master	NA	Open
ARFC	Birmingham, AL	Bank of America		Amerisource Receivables Financial Corporation	Depository	403279	Open
ARFC	Columbus, OH	Bank of America		Amerisource Receivables Financial Corporation	Depository	12581	Open
	Toledo/Louisville
ARFC	Dallas, TX	Bank of America		Amerisource Receivables Financial Corporation	Depository	8410046	Open
ARFC	Mishawaka, IN	Bank of America		Amerisource Receivables Financial Corporation	Depository	12571	Open
ARFC	Orlando, FL	Bank of America		Amerisource Receivables Financial Corporation	Depository	502978/403163	Open
ARFC	Johnson City, TN	Bank of America		Amerisource Receivables Financial Corporation	Depository	502964	Open
ARFC	Minneapolis, MN	Bank of America		Amerisource Receivables Financial Corporation	Depository	502620	Open
ARFC	Paducah, KY	Bank of America		Amerisource Receivables Financial Corporation	Depository	503270	Open
ARFC	Columbus, OH	Bank One		Amerisource Receivables Financial Corporation	Depository	0813	Open
	Toledo, OH
ARFC	St. Joseph, MO	Commerce Bank		Amerisource Receivables Financial Corporation	Depository	802240	Open
ARFC	Mishawaka, IN	First Source Bank		Amerisource Receivables Financial Corporation	Depository	4181	TBC March 2003
ARFC	Thorofare, NJ	First Union Nat’l Bank		Amerisource Receivables Financial Corporation	Depository	52598	Open
ARFC	Corp- Chesterbrook, PA	First Union Nat’l Bank		Amerisource Receivables Financial Corporation	Depository	NA	Open
ARFC	Corp- Chesterbrook, PA	First Union Nat’l Bank		Amerisource Receivables Financial Corporation	Master	NA	Open
ARFC	Thorofare, NJ	First Union Nat’l Bank		Amerisource Receivables Financial Corporation	Depository	8500-41950	Open
ARFC	Springfield, MA	First Union Nat’l Bank		Amerisource Receivables Financial Corporation	Depository	54873	Open
ARFC	Corp- Chesterbrook	PNC Bank		Amerisource Receivables Financial Corporation	Depository	NA	Open
ARFC	Hawaii	Bank of Hawaii		Amerisource Receivables Financial Corporation	Depository	31000-5356	Open
ARFC	Chicago, IL	Bank One		Amerisource Receivables Financial Corporation	Depository	21978, 100708,	Open
	Corona, CA					22016, 22103,
	Denver, CO					100459, 100741,
	Kansas City, MO					21983, 100801,
	Phoenix, AZ					100491, 24900,
	Sacramento, CA					730034, 100806,
	Salt Lake City, UT					27550
	San Jose, CA
	Seattle, WA
	St. Louis, MO
	Tulsa, OK
	Valencia, CA
	Williamston, MI
ARFC	Corp-Orange, CA	Chase Manhattan Bank		Amerisource Receivables Financial Corporation	Master	NA	Open
ARFC	Corp-Orange, CA	PNC Bank		Amerisource Receivables Financial Corporation	Master	NA	Open
ARFC	Atlanta, GA	PNC Bank		Amerisource Receivables Financial Corporation	Depository	530431, 642723,	Open
	Boston, MA					676337, 676380,
	Dallas, TX					530439, 530448,
	Houston, TX					530456, 530463,
	Meridian, MS					530477, 642755.
	Mobile, AL					530494, 642800,
	Montgomery, AL					676405
	Nashville, TN
	Orlando, FL
	Pine Brook, NJ
	Raleigh, NC
	Richmond, VA
	San Antonio, TX
ARFC	Kansas City, KS	PNC Bank		Amerisource Receivables Financial Corporation	Depository	771732	Open
ARFC	Tulsa, OK	PNC Bank		Amerisource Receivables Financial Corporation	Depository	667604	Open
ARFC	Mansfield, MA	PNC Bank		Amerisource Receivables Financial Corporation	Depository	643393	Open
ARFC	Raleigh, NC	PNC Bank		Amerisource Receivables Financial Corporation	Depository	643364	Open
ARFC	Richmond, VA	PNC Bank		Amerisource Receivables Financial Corporation	Depository	643376	Open
ARFC	Corp-Orange, CA	PNC Bank		Amerisource Receivables Financial Corporation	Depository	NA	Open
ARFC	PharmaBuy	PNC Bank		Amerisource Receivables Financial Corporation	Depository	771530	Open
	Louisville, KY
ARFC	Corp-Orange, CA	Wells Fargo Bank		Amerisource Receivables Financial Corporation	Depository	77825	Open

Exhibit IV
Form of Compliance Certificate
This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of July 10, 2003, among AmerisourceBergen Drug Corporation and Amerisource Receivables Financial Corporation (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. I am the duly elected                      of                      (“Originator”).
2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].
4. [Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:                                         ].
The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered this  _____  day of  _____, 200_____.

[Name]

IV-1

Exhibit V
Credit and Collection Policy
[attach copy]

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Credit and Collections Policy and Procedure Guidelines March 2003
1.0	APPLICABILITY

AmerisourceBergen Drug Company

2.0	PURPOSE

To formalize policies and procedures pertaining to the extension of credit, quality control of trading assets (accounts and notes receivable) and support of both internal and external customers.

3.0	OBJECTIVES

3.1	To provide for the development and retention of a broad and financially viable customer base.

3.2	To promote sales of product and services.

3.3	To maximize cash flow

3.4	To enhance profitability through reduction of Bad Debt Expense and optimization of the investment in Accounts/Notes Receivable.

4.0	AUTHORITY

4.1
The Vice President, Finance and the Chief Financial Officer, with the concurrence of the Vice President of Financial Services and Corporate Director of Credit shall have the responsibility and authority for the establishment, revision and implementation of Corporate Credit & Collections Policies & Procedures.

4.2
Approval Limits: The grid below identifies authority requirements for the approval and administration of new accounts and increases to existing total accounts receivable exposure. Total accounts receivable exposure is defined as the sum of trade receivables, including future dated sales, and notes receivable.

Setting New Credit Limits or
Increasing Existing Credit Limits

Level of
Position	Authority
Corporate or Regional Directors of Credit	$ [*****]
Regional Vice President	[*****]
Vice President Financial Services	[*****]
VP Finance Drug Co.	[*****]
CFO and COO	>[*****]
5.0	TRADE ACCOUNT APPLICATION AND EVALUATION PROCEDURES

5.1	Documentation requirements
a.	Original Applications, Purchase Agreements, Guarantees and Loan Agreements are to be retained by the Regional Director of Credit (RDC) or designee.

b.	Original note documents are to be retained where the note is being serviced.
5.1.1	All new account applications and requests to increase credit limits must include:
a.	Application, completed, signed and dated original ABC form, (see Exhibit A, ABC Credit Application)
•	Must be signed by authorized signed

•	Chains with multiple locations under same legal entity may attach a statement certified by authorized signer showing multiple delivery addresses and attach to one Application
b.	Purchase Agreement or approved National Contract. (See Exhibit B, Sales Agreement and Guaranty).
•	National contracts are approved by the Corporate Director of Credit or above (see section 4.2)
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c.	ID – Verification of legal name
•	Corporations – obtain Articles of Incorporation

•	Partnerships – obtain copy of Partnership Agreement

•	Obtain copies of any fictitious name statements (doing business as filings “dba”)
5.1.2	Purchase Accounts, Independent Pharmacies – in addition to the above (see requirements stated in 5.1 to 5.1.1), obtain:
a.	Continuing Guarantee of stockholders/partners

b.	Any other documentation deemed necessary by the Regional Director of Credit or designee including but not limited to the three most recent current supplier statements
The following are guidelines for documenting the review of a customer, but are not required in the customer files.
5.1.3	Start-up non-public companies

For purposes of this section, a business is no longer considered a start-up after two consecutive years of positive cash flow with all trade payments current.
a.	Cash flow projections prepared on a monthly basis covering the first operating year. Must be signed and dated by borrowers.

b.	Cash verifications – three most recent months’ bank/brokerage statements verifying source of down payment and starting cash.

c.	Opening Balance Sheet.

d.	Other possible documents (At the discretion of the RDC or designee):
•	Resume

•	Board of Pharmacy Application copy

•	Loss payee endorsement – hazard insurance
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	Assignment of life/disability insurance [*****]

•	Asset verifications

•	Landlord waiver

•	Own use certification (closed door)
5.2	Credit Request Processing Procedure – Supplemental Information:

The RDC or designee shall supplement the information required above by obtaining and reviewing the following:
a.	Credit Agency Reports – D&B, Experlan Business and personal profiles (public companies exempt from personal profiles)

b.	Trade References where possible and/or review of three most recent supplier statements

c.
Verify the legal name, state of formation, business form and good standing of the legal entity. This may include obtaining Good Standing Certificates, Statement by Domestic Stock Company, Secretary of State verifications or other documents deemed necessary by the RDC or designee.

d.	Where applicable, verifying major assets (real estate, business ownership)

e.
Other – Any other credit information including bank references, UCC-1 lien searches, business filings, judgments, other public record information, or other information that in the judgment of the Credit Executive is applicable to the credit evaluation process.

5.3	Responsibility for tracking new account applications

5.3.1
The RDC or designee will monitor the progress of new account applications to assure timely processing and respond to inquiries regarding the status of the request. (For samples of tracking tools, see Exhibit C, Credit Request Checklist and Exhibit D, Credit Request Processing log.)

5.4	Trade Account Evaluation Guidelines

5.4.1	The RDC or designee will, if necessary, contact the applicant to obtain clarification of information in addition to that required above and evaluate the application based on the following criteria:
a.	Character – Character of the borrower(s) as evidenced by their credit history and previous experience.

b.	Capacity – Does management have the experience and talents to successfully manage this business plan? – Tested management.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c.	Cash flow – Ability of the business to service the proposed debt.

d.	Collateral – Adequacy of secondary support.

e.	Any other legal, financial or operational factor in the judgment of the Credit Executive that affects the quality of the credit.
5.4.2	If review of the above disqualifies the applicant from open credit terms, it is recommended that sales be secured using one of the following alternatives:
a.	Letters of Credit
•
A standby Letter of Credit guarantees financial performance by the initiating bank and are preferred to conventional L/Cs. Standby L/Cs have a specific time period during which the issuing bank is obligated to pay in the event of a customer’s default.

•	All fees (issuing, negotiating, confirming and wire) should be paid by the purchaser (customer) or including in the cost of goods.

•	All letters of credit are to be irrevocable and provide for partial draws.

•	All accounts supported by letters of credit should have a “switch on” credit line no larger than the stated amount.

•
Purchasing accounts must be calendared to expire at a time prior to L/C expiration so that if payment is not made, ABC has at least two weeks remaining to submit a draft for payment on all balances. The last purchase must be resolved at least two weeks prior to expiration of the L/C.

•	All L/Cs must be payable to the beneficiary (AmerisourceBergen) in U.S. dollars.

•	All non-USA sales are to be via letters of credit.

•
The Treasury Department is to be advised of proposed letters of credit to assure the issuing bank is of acceptable quality and reliability. No letter of credit can be drawn on a Liberian Bank, for example, and the Treasury Department is aware of any government or political restrictions.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.	Depository accounts

All accounts approved based on depository balances due to credit risk should be supported by ABC standard Security Agreement. The Security Agreement, incorporated into the Application for Credit and Purchase Agreement, provides ABC with appropriate collateral rights to deposits.

5.5	Secondary Account to an Existing Customer:

5.5.1
In the event an existing customer requests a secondary account, it is not necessary to request a completed new account application if a fully-approved application is in the customer file. The customer is requested instead to submit a signed first page of the Application for Credit (Exhibit A) that identifies the ownership of the secondary account. In addition, the customer must submit a Payment Terms confirmation (Exhibit E, Additional Account Confirmation) that asks for acknowledgement that the obligations of the secondary account are the responsibility of the primary account owner. The signed copy of the Application for Credit and the Payment Terms form are to be retained in the customer’s credit file.

5.6	PROMISSORY NOTE APPLICATION AND EVALUATION PROCEDURES

5.6.1	Applications for House Notes (see Exhibit F):
a.
All new money promissory note applications, regardless of dollar value or purpose, are to be initiated by the Regional Directors of Credit. Approvals from the VP DCM and the RVP are required prior to sending the request to the Corporate Director of Credit for processing. Final review of the note application will be completed by the Note Review Committee, consisting of V.P. of Financial Services, V.P. Finance, and CFO. Any approved applications will then be processed for funding by the Corporate Director of Credit, who will retain the original copies of the application and supporting documentation. The Corporate Director of Credit will also provide notification of approval/disapproval and copies of the documentation to the initiating RDC for loan maintenance. Original promissory notes will be drafted, executed, and filed centrally in the Legal Department.

b.	The recommended interest rate will be [*****]%. The term of the loan should not exceed [*****] years.

c.	All notes are to have collateral that is valued at [*****] times the amount of the Note. The Note Application should include a calculation of the collateral with the following limitations:

[*****]
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.
Personal Guarantees are required, and must be validated with personal financial statements of the owners (Exhibit G, Individual Financial Statement). The guarantees must be signed as individuals, not as officers of the company.

e.	Mortgages on real estate are preferred collateral, and are valued through a licensed appraisal service.

f.
Life insurance policies on the corporate officers, partners and/or individual owners are also valid collateral with AmerisourceBergen as the assigned beneficiary. The insurance carrier should notify ABC of delinquency or non-payment of premiums.

g.	UCC-1 filings are necessary to perfect our priority position, and value our collateral. Attach copies of UCC-1s to the note application.

h.	Any additional documentation that the RDC or designee deems appropriate to support the approval of the loan application.

i.	Applications for all Promissory Notes are to be approved by Regional Director of Credit, and Regional Vice President. Forward to Corporate for review and approval by VP of Finance and CFO.
5.6.2	Supplemental New Money Loan Criteria:

All new money loans should have an identifiable and dependable primary and secondary source of repayment. If the secondary source of payment is a life insurance policy, the policy should be assigned to the Company. Simply being named as a beneficiary on the policy is not full security. Conforming Loan Parameters should include the following:

a.	[*****]

b.	Tangible net worth (aggregate business and guarantor(s)) should be at least [*****]% of the requested loan amount.

c.	Acceptable collateral valuations should be supported by real estate appraisals from a qualified appraiser and physical inventory reports.

d.	Sufficient liquidity ([*****]) to meet immediate requirements.

e.	Positive cash flow as evidence by two most recent, consecutive financial statements (balance sheets and P&L).

f.	Positive working capital with positive trends.

g.	Financial statement trends which if continued for the term of the loan would not endanger repayment.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

h.	No split borrowings with other suppliers.

i.	ABC collateral position senior to other suppliers.

j.	[*****]

k.
Letter of Credit should be reviewed by our Treasury Department or Bank to verify the acceptability of the issuing bank. If the issuing bank is not of sufficient reliability, the negotiating bank should confirm the L/C. Standby letters of credit are preferred (see letters of credit section 5.4.2.a.).

5.6.3	[*****]

6.0	TRADE ACCOUNT TERMS OF SALE

6.1	Standard terms of sale are shown in Exhibit H1, Payment Terms.

6.2
Letter of Credit should be reviewed by our Treasury Department or Bank to verify the acceptability of the issuing bank. If the issuing bank is not of sufficient reliability, the negotiating bank should confirm the L/C. Standby letters of credit are preferred (see letters of credit section 5.4.2).

6.3	Other terms of sale are to be approved in advance by the RDC or Designee and the Director of Accounts Receivable after confirming systems capability.

6.4	All prepay deposits are to be recorded in the current or future due aging buckets.

6.5	A terms code letter should be sent to the customer confirming the terms of sale, payment requirements, and late charge parameters. (See Exhibit H, Terms of Sale and Late Fee Confirmation).

6.6
Customers which have been placed on COD terms may request open credit terms, the granting of which is subject to review and approval of the RDC or Designee, per Credit & Collections Policies & Procedures $10, Collection Procedures. If open terms are reinstated, a letter confirming the change in terms should be sent to the customer. This acknowledgement letter should be kept in the customer’s file. In addition, reinstatement of open terms must be periodically reviewed to assure compliance.

7.0	CREDIT LIMITS

The RDC or Designee will have the authority to set credit limits according to 4.2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.1	Trade account credit limits are to be based on:
a.
Anticipated normal purchases including dating. (Dating increase in credit limit is only during the dating period. Once the dating period has expired, the credit limit should be decreased to normal purchases.)

b.	Approved payment terms.

c.	Financial strength of the account, if financial statement information is available to the RDC.

d.	Type of credit line (hard/soft) at the election of the Regional Director of Credit or Designee.
7.2	The Regional Director of Credit or Designee can establish alternative maximum credit limits not to exceed amounts based on the following criteria:
a.	[*****]

b.	[*****]

c.
The Regional Director of Credit or Designee is to review Regional aging reports, delinquency reports and other accounts receivable tools that are available on a periodic basis, at least monthly, and revise customer credit limits as necessary.

d.
If an account is less than 3 days beyond due date, resulting from delays in receiving payment, the Regional Accounts Receivable Manager will have the authority to exceed the credit limit on a temporary basis up to a maximum of [*****]% ([*****] percent) of the established limit.

e.
The Regional Director of Credit or Designee will have the authority to exceed the credit limit on a temporary basis up to a maximum of [*****]% ([*****] percent) of the established limit, if reevaluation of the credit line occurs within 3 days of exceeding the established limit. This authority is not limited to circumstances resulting from delays in receiving payment.

7.3.1	The credit limit either determined by the procedure outlined in 7.1 or 7.2 will be made by the Regional Director of Credit or Designee and reflect normal requirements including:
a.	Dependability of cash flow as a source of repayment for anticipated outstanding balance, which includes orders that are dated but not yet due.

b.	Adequacy of collateral and our perfected position

c.	Trade payment history

d.	Strength of the guarantors
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

e.	Any other factor which in the judgment of the Regional Director of Credit or Designee might be appropriate
If a basis for the establishment of a credit limit other than the normal requirements is to be utilized, it will be so indicated in the customer’s credit file.

8.	DATING

Dating is to be used for inventory build-up only.
a.	Accounts on non-voluntary COD or other restrictive terms are not eligible for Dating.

b.	Legal and “Watch” accounts are not eligible for Dating.
8.1
Manufacturer Promotion – Participation in all manufacturer’s promotions require validation of Dating Terms offered by the manufacturer and the Customer Credit Approval per Accounting and Finance Policy. The decision process is, however, subject to the authorization grid defined in 4.2.

8.2	Trade Show – The RDC or Designee will determine which customers are eligible for Trade Show Dating and the maximum amount of dating for each customer.

8.2.1	Other Dating
a.	A request for Dating (Exhibit I) is to be submitted to and approved by the appropriate RDC or Designee prior to the offering of dating terms.

b.	The RDC or Designee has approval authority for dating for amounts per section 4.2 with consideration that the total exposure is within the established authority limits.

c.	Approval limits for all original datings or extension of dating which term is longer than six months requires the approval of the RDC or Designee.

d.	A Personal Guaranty and Security Agreement, as required in the Application for Credit & Purchase Agreement, must be provided by customers seeking extended payment terms.
8.3	Dating Terms:
a.	Total amount due in 90 days, or

b.	1/3rd payable monthly for three months, or

c.	1/6th monthly for six months
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.4	Customer Notification – Trade Show and Other Dating

Declination, or change of dating status is to be communicated to the customer by the RDC or Designee. Written documentation of the communication with the customer is not required, however. A copy of the approved Request for Dating is to be forwarded to the appropriate Sales associate and Accounts Receivable Supervisor with a copy retained in the customer credit file.

9.0	DROP SHIP ACCOUNTS
a.
The RDC or Designee is responsible for the communication of drop ship issues to the customer service and procurement departments. The customer service department must be educated to identify those customers that are restricted, and to decline the entry of orders to those customers.

b.
Manufacturers are required to obtain credit approval prior to shipping goods to an account. If credit approval is not obtained, the RDC or Designee has the responsibility to decline the manufacturer’s invoice.

c.	Drop ships can only be initiated by the receiving customer via a P.O. This P.O. should then be included as part of the drop ship documentation.

d.
Vendor agreements should include verbiage that drop ships require approval by the credit department prior to shipment. This will provide AmerisourceBergen with recourse should a shipment be sent to a customer not deemed creditworthy.

e.
Under no circumstances should the RDC or Designee or the customer service department sign a drop ship authorization form that states a wholesaler agrees to pay the distributor (or manufacturer) for purchases of the customer, or that the wholesaler agrees to accept and pay all customer purchase orders or shipments. The distributor (or manufacturer) must present the wholesaler with an invoice for goods shipped within a reasonable time frame to allow AmerisourceBergen to collect from the customer. Inordinate delays should be returned to the distributor (or manufacturer) if we are unable to present a valid proof of delivery for the transaction.

10.0	COLLECTION PROCEDURES

10.1	Delinquency
a.	An account is considered delinquent when any portion of a balance due is not paid within the invoiced terms. A short payment is a delinquent payment.

b.	Payments remitted with dishonored tender are considered delinquent.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2	Notes on Collection Activities
a.	The RDC or Designee will maintain a record of all communications with all accounts.

b.	The note is to include information on who was called, the date of the call, who was contacted and any relevant information as to repayment or facts related to the delinquency or business.
The following are recommended collections procedures; the RDC or Designee has the discretion to deviate from these suggestions:
10.3	“Plus” payments

Provided the account has not indicated the intent to file bankruptcy, the collector may negotiate a plus payment schedule with a duration not to exceed 3 months, if the balance is below $50,000. Otherwise, the negotiation should be the responsibility of the RDC or Designee.

a.
The agreement for a plus payment must be confirmed in writing with the account. This agreement is to contain language indicating that the Plus is in consideration for continued service. (See Exhibit J).

b.	Plus payments must be sufficient to repay all delinquent balances with lost discounts and late charges in no longer than 6 months. Any exceptions must be documents and approved by RVP.

c.
If dishonored checks are received, if invoices are not paid in full when due or if required plus payment is missed, the account is to be placed on credit hold. See Policy #12, Returned items (NSF Checks) for additional guidance on handling dishonored checks.

d.
It is recommended that a file be maintained to include all accounts on plus payment status, and an amortization schedule to eliminate the delinquency by account. The RDC or Designee has responsibility for monitoring the progress and identifying missed payments.

10.4	First delinquent payment
a.	Within one day of the first missed payment, the appropriate customer contact person is to be called to arrange payment.

b.	Short payments are considered missed payments.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.5	Second delinquent payments
a.	All accounts will be placed on COD or credit hold. The choice between the two is at the discretion of the RDC or Designee.
10.6	Severe Delinquencies
a.	All accounts delinquent three or more payments are the direct responsibility of the Corporate Director, RDC or Designee, as appropriate.

b.
All customers who carry a delinquent balance that exceeds $[*****] greater than 60 days past due must have authorization from the Regional VP to continue service. The authorization signature of the RVP is to be recorded on the Division bad debt reserve analysis, and forwarded to Corporate for record keeping. See Item #16.1.f, Reports.

c.	[*****]

d.
Should the customer fail to comply with the terms of the work out agreement, the account is to be referred to outside legal counsel or a collections agency immediately after the 2nd payment default. The decision to place with an attorney or collection agency is the responsibility of the RDC or Designee. Each situation is unique, and the RDC or Designee has the discretion to determine what is appropriate. If the decision is made to refer the matter to an attorney, it is required that the Senior Litigation Counsel at the Corporate Legal Department is consulted to select the firm to represent our company. [*****]

e.	Cases placed with a collection service or assigned to an attorney remain the responsibility of the Corporate Director of Credit or RDC, as appropriate, until the case is fully resolved.

f.	All accounts that threaten to file complaints or counter-suits against ABC must be referred to ABC Legal Department.
10.7	Bankruptcy
a.	All accounts that have filed for bankruptcy protection are to be placed on credit hold upon notification.

b.	The account is to be immediately referred to the RDC or Designee, and all penalty accruals are to immediately terminate.

c.
Future shipments must be approved by the RDC or Designee and should be made through a separate Debtor in Possession (DIP) account number to isolate pre-petition sales from post-petition sales activity on prepayment or COD terms at the discretion of the Regional Director of Credit or Designee. The account’s pre-petition invoice summary, invoice copies, and Proofs of Delivery will provide substantiation of our Proof of Claim (POC) with the Bankruptcy Court through the ABC Legal Department. The POC is to be processed immediately upon receipt from the Bankruptcy Court.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.	Collection efforts on the pre-filing balance must stop.

e.
A special statement as of the filing date of the bankruptcy should be requested immediately and forwarded as soon as possible to the RDC or Designee. Generally, a reclamation claim letter is prepared by the litigation paralegal at the AmerisourceBergen Legal Department immediately upon receipt of the bankruptcy notification. The original reclamation letter is faxed or sent overnight to the customer to recover goods received within the ten days immediately preceding the bankruptcy filing date. (See Exhibit K). Alternatively, if timing issues prohibit the use of the ABC Legal Department for the letter preparation, the RDC may elect to prepare the reclamation letter. Copies of all RDC-prepared reclamation letters must be forwarded to the litigation paralegal at the ABC Legal Department on the date of the letter distribution to the customer.

f.	The bad debt reserve is to be increased to [*****]% of the total A/R, unless otherwise authorized by both the Regional Director of Credit and the Corporate Director of Credit.
10.8	Denied Chargebacks
a.	Denied chargebacks are the responsibility of the customer.

b.
All contract pricing accounts must sign our Application for Credit and Purchase Agreement (see Exhibit A & B) or National Contract that are to include language that “Penalties on contract accounts are subject to terms in their particular contracts. I/we agree to promptly pay when invoiced all chargebacks for disallowed/ineligible contract pricing, and to look solely to the relevant manufacturer(s) and/or buying group(s) for redress.”

c.	Denied chargebacks are to be paid within the cycle on which they are invoiced.
11.0	LATE FEES AND PRICE ADJUSTMENT

11.1	Late Fees:

For all accounts that have not paid within the agreed upon terms, a late fee, charged at a rate of [*****]% per month, or the maximum percentage permitted by applicable State and Federal laws, as well as purchase contract provisions, will be assessed.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2	Price Adjustment:

To the extent permitted by applicable State and Federal laws, as well as purchase contract provisions, all accounts that have not paid within the agreed upon terms will lose their reduction in cost of goods, if any.

12.0	RETURNED PAYMENTS

This policy is applicable to NSF, UCF, stop payments on any form of tender.

12.1
The Treasury Department shall arrange with the depository banks to advice the RDC or Designee within 24 hours of any dishonored payments. The RDC or Designee may authorize the re-deposit of the returned item.

12.2
Immediately upon final notification of a non-payment or second return of a re-deposited check, the RDC or Designee will place the account on credit hold, and request from the customer a cashier’s check or wire transfer of funds to replace the returned item. Deviations are at the discretion of the RDC or Designee.

12.3	The RDC or Designee shall change the customer’s account a minimum of $[*****] for each time an item is returned.

12.4	[*****]

12.5
The RDC or Designee should take every caution to assure the customer is not habitually sending NSF payments before reinstalling open payment items. Copies of 3 consecutive bank statements, which show no evidence of NSF charges, will provide adequate support for reinstating open payment items.

13.0	CREDIT WATCH

13.1	Purpose
a.	Identify higher risk accounts

b.	Direct ownership to the appropriate associate

c.	Identify an appropriate bad debt reserve

d.	Restrict handling authority and options
13.2	Credit Watch Customer Characteristics
a.	Three or more delinquent payments in the past six months

b.	Three or more returned payments in the previous six months

c.	Operating losses with insufficient working capital

d.
Any other financial, operational or legal factor that in the opinion of the Regional Director of Credit sufficiently impairs or might impair the customer’s solvency or liquidity so as to create an unwarranted credit risk

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.3	Credit Watch Procedures
a.	The RDC or Designee will notify the appropriate Sales Directors of the change of designation of each Credit Watch Account.

b.
The RDC or Designee is to review the status of Credit Watch accounts on a monthly basis and change payment terms as justified with a written memo outlining the reasons for any changes or removal from Credit Watch included in the customer’s credit file.

c.
Watch accounts require RDC or Designee approval to change payment terms, pricing, rebates, dating, special promotional offers, new programs or any other change in which monetary exposure of ABC might increase.

d.	Once current, the account is to remain on the Watch list for an additional three months to monitor continued performance.

e.	If a customer requested COD as payment terms, it is NOT necessary to place the customer on Credit Watch.
14.1	Specific Allowance for Doubtful Accounts

A Specific Allowance for Doubtful Accounts must be created for 100% of the balance greater than 60 days past due for intercompany accounts and accounts in bankruptcy. For all other accounts, a Specific Allowance for Doubtful Accounts is to be created for each account, which, in the judgments of the RDC or Designee, demonstrates higher than acceptable risk. Characteristics of such accounts include, but are not limited to:

a.	Continuing delinquent payments

b.	Dishonored payments

c.	Filing of, or the stated intent to file for bankruptcy protection

d.	Debt balances which cannot be supported

e.	Suits, liens or judgments which could adversely affect the ongoing operations

f.	Any financial condition which could threaten the ongoing business

g.	Any other factor that in the judgments of the RDC or Designee might create a loss
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The amount of the specific reserve, for non-intercompany and bankruptcy accounts, is to be based on the available information, as well as the judgment and experience of the RDC or Designee. This reserve is an estimate of the probability the account will deteriorate and the likely amount recoverable.

14.2	General Reserve

A General Allowance for Doubtful Accounts shall be maintained for all accounts, including Intercompany accounts and notes receivable accounts, for which no specific allowance is provided. [*****]

14.3	Monthly Division Allowances for Doubtful Accounts

The Regional Director of Credit or Designee shall submit to the VP of Financial Services, a monthly analysis of the Allowance for Doubtful Accounts in the Corporate-provided format. The submission shall occur at least one working day prior to the deadline for submission to the Accounting Department.

14.4
The Allowances for Doubtful Accounts are to be reviewed at least monthly by the RDC or Designee. The review is to be conducted to ensure that all un-collectable and/or potential loss accounts are adequately reserved, and to ensure that there are sufficient reserves related to other expenses.

15.0	BAD DEBT WRITE OFFS

15.1	Bankruptcies and Termination of Sales Agreements:

Balances of Accounts Receivable and Notes that are un-collectable due to bankruptcy or termination of Sales Agreements are to be written off as bad debt as determined by the RDC or Designee.
a.
Documentation: All requests for Bad Debt Write Offs and Receivables are to be submitted by the RDC or Designee on Request for Write Off Form (Exhibit L) with the following documentation attached as soon as an account is determined to be un-collectable:

•	Photocopy of Accounts Receivable Statement indicating the balance to be written off

•	Correspondence from attorney or collections agency indicating that the account is to be closed

•	In the case of bankruptcy, include a copy of the final distributions made

•	Any other data that would aid in the verification that the data provided on the Request for Write-Off Form is valid
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b.	Processing: All Bad Debt Write Off requests are to be properly authorized before submitting to the VP of Financial Services for further processing. The appropriate authorization levels are as follows:
Bad Debt Write Off Authorization Levels

	Corporate	Regional
Regional or Corporate Director of Credit and Vice President Distribution Center Managers	[*****]	[*****]
Corporate Director of Credit and VP Financial Services	[*****]	[*****]
Regional Vice President and VP Financial Services	[*****]	[*****]
VP Finance	[*****]	[*****]
CFO and COO	[*****]	[*****]
CEO	[*****]	[*****]
Executive Management Committee (any 4 signatures of the following: CFO, COO, CEO, Pres. Drug Co., Pres. Pharmerica, Pres. ABSG)	[*****]	[*****]
Executive Committee of the Board of Directors	>[*****]	>[*****]
15.2	Service Charges:

Service charges, including those charged against accounts written off per 15.1, are to be charged against the customer relations account, not bad debt expense.

15.3	Disputes:

Overdue balances resulting from customer disputes that are deemed to be uncollectible are to be written off to bad debt expense only after all reasonable collections efforts have been exhausted. If the customer is inactive or no longer purchasing from ABC, the account is to be referred to a collections agency or to an attorney for further action.

a.	Delivery Documentation – Uncollectable balances due to lack of proof of delivery are to be charged to Returns and Allowances, not bad debt expense.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

b.
Other Irreconcilable Differences – Overdue balances resulting from irreconcilable differences can be written off only with concurrence of the RVP in the interest of maintaining positive account relations.

16.0	REPORTS

The following table illustrates the minimum reports that are required to be reviewed or prepared by Credit & Collections and Accounts Receivable personnel:

Report	Preparer	Reviewer	Due To	Frequency
Aged A/R Trial Balance	System	RDC	N/A	Semi-monthly

Reserve Analysis and Override Summary	Divisional or Regional Personnel, as determined by RDC	RDC	VP of Financial Services	Monthly, on Day 4 of the Close
		VP of Financial Services	Accounting	Monthly, on Day 5 of the Close

Legal Update	Divisional or Regional Personnel, as determined by RDC	RDC	VP of Financial Services	Monthly
		VP of Financial Services	Executive Team	Quarterly, during Month 2

Approaching Credit Limit	System	RDC	N/A	When Available

Exceeding Credit Limit	System	RDC	N/A	Daily
16.1
A monthly executive management report package will be prepared for review by the corporate officers (CFO, VP of Financial Services, Sales, COO, and CEO). The package will include the following report formats and topics:

a.	Accounts Receivable Aging by Distribution Center, summarized by Region

b.	Accounts Receivable Aging Trend by Region

c.	Top Customers by total sales volume year to date, with A/R aging summary for each customer
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.	Division Held Noted Receivable, summarized by Region

e.	Corporate Held Notes Receivable

f.	Reserve Analysis, including Collection Plans for customers with delinquent balances exceeding $[*****] beyond 60 days delinquent.
17.0	CREDIT REFERENCES

17.1	The company is often contacted to provide credit reference experience with existing customers to potential suppliers.

17.2
Verbal references can be provided to suppliers who are within the National Association of Credit Management (NACM) membership, or who have affiliation with other regional credit information exchange groups common with AmerisourceBergen. Otherwise, the requests for credit references must always be in writing.

17.3	The reference is to be factual, historical information. No opinions or statements of future actions can be shared with the requestor.

17.4	Written information must be limited to the list provided:
•	Sold since

•	High Credit $ amount

•	Current total amount owed

•	Total amount now past due

•	Experience with NSF or returned payments

•	Payment patterns such as prompt, slow (# of days past due)
17.5	No written credit reference can include discussion relating to price of products or terms of sale.

17.6	Only copies of written credit references are required to be maintained in the customer’s credit files, although it is encouraged that verbal referencing also be noted.

18.0	INACTIVE ACCOUNTS

18.1	Run a query at each month end to determine which accounts have not purchased during the month.
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

18.2	Review the list and eliminate any accounts that should not be placed on credit hold (example: intercompany accounts).

18.3	Change the status of the remaining accounts to credit hold.

18.4	Review the customer file, pay history, etc. before allowing future purchases.

19.0	EXCEPTIONS

Any exceptions to these policies are to be approved in writing per the levels of authority outlined in section 4.2
[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit VI
Form of Subordinated Note
SUBORDINATED NOTE
                    , 200____
1. Note. FOR VALUE RECEIVED, the undersigned, Amerisource Receivables Financial Corporation, a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n)                      ***[corporation] [limited liability company] [partnership]*** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by Originator under the ”Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all ”Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of July 10, 2003 among Originator and certain of its affiliates, as sellers, and SPV, as buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Purchase Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (a) the Aggregate Unpaids (as defined in the Purchase Agreement) outstanding at such time under the Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrator or any Purchaser under that certain Receivables Purchase Agreement dated as of July 10, 2003 by and among SPV, AmerisourceBergen Drug Corporation, as initial Servicer (the “Servicer”), various Purchaser Groups from time to time party thereto, and Wachovia Bank, N.A., as the ”Administrator” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrator and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which the “Aggregate Invested Amount” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the ”Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(b) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrator for the benefit of the Senior Claimants.
5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(b) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Invested Amount and the Senior Claim (including ”Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrator for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrator for the benefit of the Purchasers.

7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrator, and any such attempted transfer shall be void.

AMERISOURCE RECEIVABLES FINANCIAL CORPORATION
By:
Title:

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

	AMOUNT OF	AMOUNT OF	UNPAID
	SUBORDINATED	PRINCIPAL	PRINCIPAL	NOTATION MADE
DATE	LOAN	PAID	BALANCE	BY (INITIALS)

Exhibit VII
[Form of] Purchase Report
For the Calculation Period beginning [date] and ending [date]

TO: BUYER AND THE ADMINISTRATOR (AS BUYER’S ASSIGNEE)

Aggregate Receivables generated and sold during the period:	$			A
Less: Purchase Price discount during the Period:	$(	)		(B	)
Equals: Gross Purchase Price payable during the period (A - B)			$	=C
Less: Total Purchase Price Credits arising during the period:	$(	)		(D	)
Equals: Net Purchase Price payable during the period (C - D):			$	=E
Cash Purchase Price Paid to Originator during the period:	$			F
Subordinated Loans made during the period:	$			G
Less: Repayments of Subordinated Loans received during the period:	$(	)		(H	)
Equals: Purchase Price paid in cash or Subordinated Loans during the period (F + G - H):			$	=I
Aggregate Outstanding Balance of Receivables contributed during the period:	$			J

VII-1

Exhibit VIII
Pending or Threatened Actions, Suits, Investigations of Proceedings
None.

VIII-1

Schedule A
DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE PURCHASE
1.	Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

2.	Copy of the Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.

3.	A certificate of Originator’s Secretary certifying:
(a) A copy of the Resolutions of the Board of Directors of Originator, authorizing Originator’s execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;
(b) A copy of the Organizational Documents of Originator (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of Originator on or within thirty (30) days prior to closing);
(c) Good Standing Certificates for Originator issued by the Secretary of State of its state of incorporation and each jurisdiction where it has material operations; and
(d) The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder.
4.	Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator from the following jurisdictions:
(a) California
(b) Delaware
(c) Massachusetts
(d) Missouri
(e) Nevada
(f) Pennsylvania
(g) Tennessee
5.	Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

A-1

6.	Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Originator.

7.	Executed Collection Account Agreements for each Lock-Box and Collection Account.
8.	A favorable opinion of legal counsel for Originator licensed to give opinions under New York law reasonably acceptable to Buyer (and the Administrator, as Buyer’s assignee) as to the following:
(a) Originator is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.
(b) Originator has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on Originator’s business.
(c) The execution and delivery by Originator of the Receivables Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of Originator and will not:
(i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);
(ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Originator; or
(iii) result in the creation or imposition of any Adverse Claim on assets of Originator or any of its Subsidiaries (except as contemplated by the Receivables Sale Agreement).
(d) The Receivables Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legally valid, and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
(e) In the event that the receivables Sale Agreement is held to create a transfer for security purposes rather than a true sale or other outright assignment, the provisions of the Receivables Sale Agreement are effective to create valid security interests in favor of Buyer in all of Originator’s right, title and interest in and to the Receivables and Related Security described therein which constitute “accounts,” “chattel paper” or “general intangibles” (each as defined in the UCC) (collectively, the “Opinion Collateral”), as security for the payment of a loan deemed to have been made by Buyer to Originator in an amount equal to the Purchase Price (as defined therein) of the Receivables (as defined therein) acquired from Originator, together with all other obligations of Originator thereunder.
(f) Each of the UCC-1 Financing Statements naming Originator as debtor, Buyer, as secured party, and Administrator, as assignee of secured party to be filed with the Secretary of State of Delaware, is in appropriate form for filing therein. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of Buyer in the Opinion Collateral will be perfected and assigned of record to the Administrator.

A-2

(g) Based solely on our review of the UCC Search Reports described in Paragraph 4 to this Schedule A, and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of Buyer in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by Originator, the priority of which is determined solely by the filing of a financing statement in the appropriate filing offices.
(h) To the best of the opinion giver’s knowledge, there is no action, suit or other proceeding against Originator or any Affiliate of Originator, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Receivables Sale Agreement.
(i) Originator is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
9.	A “true sale” opinion and “substantive consolidation” opinion of counsel for Originator with respect to the transactions contemplated by the Receivables Sale Agreement.
10.	A Certificate of Originator’s Vice President and Corporate Treasurer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.
11.	Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.
12.	Executed Subordinated Note by Buyer in favor of Originator.
13.	If applicable, a direction letter executed by Originator authorizing Buyer (and the Administrator, as its assignee) and directing warehousemen to allow Buyer (and the Administrator, as its assignee) to inspect and make copies from Originator’s books and records maintained at off-site data processing or storage facilities.

A-3